As filed with the Securities and Exchange Commission on October 11, 2011

Registration No. 333-174160

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WHITESMOKE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	75-2988839
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kehilat Saloniki 11, 2nd Floor
Tel Aviv, Israel, 69513
011-972-3-637-6800

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Hilla Ovil Brenner
Chief Executive Officer
Kehilat Saloniki 11, 2nd Floor
Tel Aviv, Israel, 69513
+972-3-637-6800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Yvan-Claude Pierre, Esq. Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Fax: (212) 521-5450	Adrian Daniels, Adv. Orly Tsioni, Adv. Yigal Arnon & Co. 1 Azrieli Center Round Tower, 46th Floor Tel Aviv, Israel, 67021 Telephone: 011-972-3-608-7851 Fax: 011-972-3-608-7713	David Alan Miller, Esq. Brian L. Ross, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue, 19th Floor New York, NY 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	Chaim Y. Friedland, Adv. Benjamin J. Waltuch, Adv. Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv, Israel 65784 Telephone: 011-972-3-710-9191 Fax: 011-972-3-560-6555

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(6)
Common Stock, par value $0.001 per share(2)			$23,000,000	$2,670.30
Common Stock, par value $0.001 per share(3)(5)			$400,275	$46.46
Common Stock, par value $0.001 per share(4)(5)			$1,213,667	$150.84
Total			$24,613,942	$2,867.60

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Includes shares which the underwriters have the right to purchase to cover over-allotments, if any.
(3)	Represents shares of the Registrant’s common stock issuable to the Selling Stockholders upon conversion of the convertible loans issued in the January 2011 bridge financing, which shares are being registered for resale hereby.
(4)	Represents shares of the Registrant’s common stock issuable to the Selling Stockholders upon exercise of warrants issued in the January 2011 bridge financing, which warrants are being registered for resale hereby.
(5)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the convertible loans and warrants.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

EXPLANATORY NOTE

WhiteSmoke, Inc. (the “Company”) is filing this Amendment No. 3 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-174160) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 10.23 and 10.24 as Exhibits 10.22 and 10.23 in response to the Securities and Exchange Commission’s comment letter dated September 9, 2011 and to file Exhibit 10.26, which has not previously been filed, and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement and the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	Form of Amended and Restated By-Laws**
4.1	Form of Common Stock Certificate*
4.2	Registration Rights Agreement among WhiteSmoke, Inc., Evolution Venture Capital Fund (Israel) LP and Evolution Venture Capital Fund (Exempt) LP*
5.1	Opinion of Reed Smith LLP*
10.1	Agreement between WhiteSmoke, Inc. and Alfabetic (AB.) Technologies Ltd., Mr. Oded Broshi, Mr. Arie Kopelman and Kopelman Ltd., dated June 30, 2009.**
10.2	Preferred Stock Purchase Agreement between WhiteSmoke, Inc. and Kopelman, Ltd., dated June 30, 2009.**
10.3	Series B Preferred Stock Purchase Agreement between WhiteSmoke, Inc., the purchasers named therein and the other parties named therein, dated December 6, 2006.**
10.4	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated November 1, 2009.**
10.5	First Amendment to Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated June 2010.**
10.6	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated June 2010.**
10.7	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated January, 2011.**
10.8	Amended and Restated Investors’ Rights Agreement, dated June 30, 2009.**
10.9	WhiteSmoke, Inc. Write Technologies — Research & Development Ltd. 2003 Stock Option Plan.**
10.10	WhiteSmoke, Inc. Write Technologies — Research & Development Ltd. 2006 Stock Option Plan.**
10.11	WhiteSmoke, Inc. 2011 Stock Incentive Plan.*
10.12	Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd. (Venture Loan Agreement), dated April 2008.**
10.13	Amendment to Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd., dated November 30, 2009.**
10.14	Amendment #2 to Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd., dated June 13, 2010.**
10.15	Distribution Agreement between WhiteSmoke and Kreos Capital III Limited, dated November 30, 2009.**
10.16	Amendment #1 to Distribution Agreement between WhiteSmoke and Kreos Capital III Limited, dated June 14, 2010.**
10.17	Debenture — Floating Charge Unlimited in Amount Between WhiteSmoke Ltd. and Kreos Capital III Limited, dated April 2008.**
10.18	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Hilla Ovil Brenner, dated as of July 1, 2011.**

Exhibit Number	Description
10.19	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Itay Meroz, dated as of July 1, 2011.**
10.20	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Liran Brenner, dated as of July 1, 2011.**
10.21	Employment Agreement between WhiteSmoke Israel Ltd. and Asaf Hanukaev dated May 5, 2010.**
10.22	Letter of Intent between WhiteSmoke, Inc. and Zugo Limited, dated February 25, 2010.†
10.23	Amendment to Letter of Intent between WhiteSmoke, Inc. and Zugo Limited, dated November, 2010.†
10.24	Engagement Letter between WhiteSmoke, Inc. and Karen Sarid dated as of August 2011.*
10.25	Engagement Letter between WhiteSmoke, Inc. and Yaron Adler dated as of August 2011.*
10.26	Promotion and Distribution Agreement between WhiteSmoke, Inc. and Google Inc, effective as of August 1, 2011†
21.1	Subsidiaries of the Registrant**
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global**
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)
99.1	Consent of Karen Sarid**
99.2	Consent of Yaron Adler**

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested as to redacted portions.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Tel Aviv, Israel, on the 11th day of October, 2011.

WHITESMOKE, INC.
By: /s/ Hilla Ovil Brenner Name: Hilla Ovil Brenner Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hilla Ovil Brenner and Itay Meroz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Hilla Ovil Brenner Hilla Ovil Brenner	Chief Executive Officer and Director (principal executive officer)	October 11, 2011
/s/ Itay Meroz Itay Meroz	Chief Financial Officer (principal financial officer and principal accounting officer)	October 11, 2011
* Ram Vromen	Director	October 11, 2011
*By: /s/ Hilla Ovil Brenner Hilla Ovil Brenner Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	Form of Amended and Restated By-Laws**
4.1	Form of Common Stock Certificate*
4.2	Registration Rights Agreement among WhiteSmoke, Inc., Evolution Venture Capital Fund (Israel) LP and Evolution Venture Capital Fund (Exempt) LP*
5.1	Opinion of Reed Smith LLP*
10.1	Agreement between WhiteSmoke, Inc. and Alfabetic (AB.) Technologies Ltd., Mr. Oded Broshi, Mr. Arie Kopelman and Kopelman Ltd., dated June 30, 2009.**
10.2	Preferred Stock Purchase Agreement between WhiteSmoke, Inc. and Kopelman, Ltd., dated June 30, 2009.**
10.3	Series B Preferred Stock Purchase Agreement between WhiteSmoke, Inc., the purchasers named therein and the other parties named therein, dated December 6, 2006.**
10.4	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated November 1, 2009.**
10.5	First Amendment to Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated June 2010.**
10.6	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated June 2010.**
10.7	Convertible Loan Agreement between WhiteSmoke, Inc. and those holders listed on Exhibit A thereto, dated January, 2011.**
10.8	Amended and Restated Investors’ Rights Agreement, dated June 30, 2009.**
10.9	WhiteSmoke, Inc. Write Technologies — Research & Development Ltd. 2003 Stock Option Plan.**
10.10	WhiteSmoke, Inc. Write Technologies — Research & Development Ltd. 2006 Stock Option Plan.**
10.11	WhiteSmoke, Inc. 2011 Stock Incentive Plan.*
10.12	Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd. (Venture Loan Agreement), dated April 2008.**
10.13	Amendment to Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd., dated November 30, 2009.**
10.14	Amendment #2 to Agreement For the Provision of A Loan Facility of Up To $1.5M between Kreos Capital III Limited and WhiteSmoke Israel Ltd., dated June 13, 2010.**
10.15	Distribution Agreement between WhiteSmoke and Kreos Capital III Limited, dated November 30, 2009.**
10.16	Amendment #1 to Distribution Agreement between WhiteSmoke and Kreos Capital III Limited, dated June 14, 2010.**
10.17	Debenture — Floating Charge Unlimited in Amount Between WhiteSmoke Ltd. and Kreos Capital III Limited, dated April 2008.**
10.18	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Hilla Ovil Brenner, dated as of July 1, 2011.**
10.19	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Itay Meroz, dated as of July 1, 2011.**

Exhibit Number	Description
10.20	Employment Agreement between WhiteSmoke, Inc., WhiteSmoke Israel Ltd. and Liran Brenner, dated as of July 1, 2011.**
10.21	Employment Agreement between WhiteSmoke Israel Ltd. and Asaf Hanukaev dated May 5, 2010.**
10.22	Letter of Intent between WhiteSmoke, Inc. and Zugo Limited, dated February 25, 2010.†
10.23	Amendment to Letter of Intent between WhiteSmoke, Inc. and Zugo Limited, dated November, 2010.†
10.24	Engagement Letter between WhiteSmoke, Inc. and Karen Sarid dated as of August 2011.*
10.25	Engagement Letter between WhiteSmoke, Inc. and Yaron Adler dated as of August 2011.*
10.26	Promotion and Distribution Agreement between WhiteSmoke, Inc. and Google Inc, effective as of August 1, 2011†
21.1	Subsidiaries of the Registrant**
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global**
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)
99.1	Consent of Karen Sarid**
99.2	Consent of Yaron Adler**

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested as to redacted portions.